FILED
IN THE OFFICE OF THE
  STATE OF NEVADA
                                  VSOURCE, INC.
AUG 15 2000
No. C6038-80               Certificate of Designation
    --------
/s/Dean Heller
DEAN HELLER SECRETARY OF STATE


                                  VSOURCE, INC.

                           Certificate of Designation

               Robert C. McShirley and Sandford T. Waddell, certify that:



     A. They are the duly elected and acting President and Secretary, respectively, of Vsource, Inc., a Nevada corporation (the "Company");

     B. The following resolution, which sets forth the rights, preferences, privileges and restrictions of the Series 2-A Convertible Preferred Stock of the Company determined by the Board of Directors of the Company in accordance with the authorization contained in the Company's Articles of Incorporation, as amended, was duly adopted by the Board by unanimous written consent dated as of July 27, 2000:

               AUTHORIZATION OF SERIES 2-A CONVERTIBLE PREFERRED STOCK

               Resolved that the Board of Directors hereby determines that 2,100,000 shares of Class A Preferred Stock shall be designated "Series 2-A Convertible Preferred Stock" and that such Series 2-A Convertible Preferred Stock shall have the rights, preferences, privileges and restrictions hereinafter set forth:

               DESIGNATION  OF  SERIES  2-A  CONVERTIBLE  PREFERRED  STOCK

               1.   Designation.
                    ------------

               This series of Class A Preferred Stock shall be designated "Series 2-A Convertible Preferred Stock," par value $0.01 per share("Series 2-A Preferred").

               2.   Authorized Number.
                    ------------------

               The   number   of  authorized  shares  of  Series  2-A  Preferred
shall be two million  one  hundred  thousand  (2,100,000)  shares.

               3.   Dividends.
                    ----------

               The holders of shares of Series 2-A Preferred Stock shall be entitled to receive, out of any assets legally available therefor, and when, as and if declared by the Board of Directors, noncumulative dividends in an amount equal to eight percent (8%) of the Original Issue Price (defined below) per share annually. No dividend may be declared and paid upon shares of Common Stock in any fiscal year of the Corporation unless dividends of eight percent of the Original Issue Price (defined below) per share has first been paid upon or declared and set aside for payment to the holders of the shares of Series 2-A Preferred Stock for such fiscal year of the Corporation. No undeclared or unpaid dividend shall ever bear interest.

               4.   Liquidation Preference.
                    ------------------------

                    a. In the event of any liquidation, dissolution or winding up of the Corporation, either voluntary or involuntary, each holder of the Series 2-A Preferred Stock shall be entitled to receive, prior and in preference to any distribution of any of the assets or surplus funds of the Corporation to the holders of the Common Stock by reason of their ownership thereof, a preference amount for each outstanding share of Series 2-A Preferred Stock held by such holder equal to the sum of (A) the price originally paid to the Corporation for that outstanding share of Series 2-A Preferred Stock (the "Original Issue Price") at the same time and with the same priority as the payment to the holders of the Series 1-A Preferred Stock of $2.50 for each outstanding share of Series 1-A Preferred Stock and
     (B) an amount equal to declared but unpaid dividends on such share, if any, but only to the extent of the Company's retained earnings. If upon the occurrence of such event, the assets and funds thus distributed among the holders of the Series 1-A Preferred Stock and the Series 2-A Preferred Stock shall be insufficient to permit the payment to such holders of the full preferential amount each such holder is entitled to receive, then the entire assets and funds of the Corporation legally available for distribution shall be distributed among such holders and the holders of the Series 1-A Preferred Stock in proportion to the full preferential amount each such holder is otherwise entitled to receive.

                    b. After payment to the holders of the Series 2-A Preferred Stock and the Series 1-A Preferred Stock of the amounts to which they are entitled to be paid prior and in preference to any distribution of any of the assets or surplus funds of the Corporation to the holders of the Common Stock by reason of their ownership thereof, the remaining assets and funds of the Corporation legally available for distribution, if any, shall be distributed among the holders of the Common Stock, the Series 1-A Preferred Stock and the Series 2-A Preferred Stock pro rata based on the number of shares of Common Stock held by each (assuming conversion of all such Series 2-A Preferred Stock pursuant to Paragraph 7 below and of all such Series
     1-A Preferred Stock pursuant to Paragraph 7 of the Certificate of Designation creating the Series 1-A Preferred Stock ).

                    c. For purposes of this Section 4, a liquidation, dissolution or winding up of the Corporation shall be deemed to be occasioned by or to include (i) the acquisition of the Corporation by another entity by means of any transaction or series of related transactions (including, without limitation, any reorganization, merger or consolidation but, excluding any merger effected exclusively for the purpose of changing the domicile of the Corporation), or (ii) a sale of all or substantially all of the assets of the Corporation; unless the Corporation's shareholders of record as constituted immediately prior to such acquisition or sale will, immediately after such acquisition or sale (by virtue of securities issued as consideration for the Corporation's acquisition or sale or otherwise) hold a majority of the voting power of the surviving or acquiring entity. In any of such events, if the consideration received by the Corporation received is other than cash, its value will be deemed its fair market value. The fair market value of common stock which is publicly traded on an exchange or the NASDAQ National Market System or Small Cap Market shall be the average of the daily market prices of that stock over the 20 consecutive trading days immediately preceding (and not including) the date the Corporation or its shareholders receive such stock. The daily market price for each trading day shall be: (A) the closing price on that day on the principal exchange on which such common stock is then listed or admitted to trading or on NASDAQ, as applicable; or
     (B) if no sale takes place on that day on such exchange or NASDAQ, the average of the official closing bid and asked prices for that stock. Otherwise, the fair market value of such consideration shall be determined in good faith by the Board of Directors and provided in writing by the Corporation to the holders of the Series 2-A Preferred Stock within five
     (5) days of the date of such determination; provided, however, that the fair market value of such consideration shall be determined by appraisal in accordance with the following provisions if the holders of at least two-thirds of then outstanding Series 2-A Preferred Stock object in writing to the Board of Director's determination within 15 days of their receipt of notice of such determination by the Board of Directors. A single appraiser shall selected jointly by the holders of a majority of the Series 2-A Preferred Stock and the Corporation. If the holders of the Series 2-A
     Preferred Stock and the Corporation are unable to agree on an appraiser within twenty (20) days of the Board of Directors receiving notice of such holders' objection to the Board of Directors' determination, each shall immediately appoint an appraiser who shall determine such fair market value.

     If the lower of the appraised fair market values is not less than ninety percent (90%) of the higher appraised fair market value, the final fair market value of such consideration shall be the average of the appraised values. If the lower of the appraised values is less than ninety percent (90%) of the higher appraised values, the original appraisers shall appoint a final appraiser who shall pick one of the two prior values determined by the first two appraisers. All appraisal reports shall be completed no later than sixty (60) days after the appointment of the appraiser engaged to render such appraisal. All appraisal fees and costs shall be paid by the Corporation; provided, however, that if the final appraised value is no more than ten percent (10%) higher than that determined by the Board, the appraisal fees and costs shall be subtracted from the liquidation preference to be paid to the holders of the Series 2-A Preferred Stock.

          5.   Redemption.
               ------------

               a.   Redemption at the Option of the Corporation. The Corporation
                    -------------------------------------------
     shall not have the right to call or redeem any shares of the Series 2-A Preferred Stock.

               b.   Redemption at the Option of the Holders.  The holders of the
                    ----------------------------------------
     Series 2-A Preferred Stock shall not have any right to require the Corporation to redeem all or any part of the Series 2-A Preferred Stock held by them.

          6.     Voting Rights. The holder of each share of Series 2-A Preferred
                 ------------
Stock shall have the right to one vote for each share of Common Stock into which such Series 2-A Preferred Stock could then be converted (with any fractional share determined on an aggregate conversion basis being rounded down to the nearest whole share), and with respect to such vote, such holder shall have full voting rights and powers equal to the voting rights and powers of the holders of Common Stock, and shall be entitled, notwithstanding any provision hereof, to notice of any shareholders' meeting in accordance with the by-laws of the Company, and shall be entitled to vote, together with holders of Common Stock, with respect to any question upon which holders of Common Stock have the right to vote.

           7.     Conversion.
                  ------------

          The holders of the Series 2-A Preferred Stock shall have conversion rights as follows (the "Conversion Rights"):

               a. Right to  Convert.  Each share of Series 2-A  Preferred  Stock
                  ----------------
     shall be convertible, at the option of the holder thereof, at any time after the date of issuance of such share, at the office of the Corporation or any transfer agent for such stock, into such number of fully paid and nonassessable shares of Common Stock as is determined by dividing the Original Issue Price by the then applicable Conversion Price, determined as hereinafter provided, in effect on the date the certificate evidencing such share is surrendered for conversion.

     The initial Conversion Price per share for Series 2-A Preferred Stock (the "Conversion Price") shall be the Original Issue Price. Such initial Conversion Price shall be adjusted as hereinafter provided.

               b. Automatic Conversion. Each share of Series 2-A Preferred Stock
                  --------------------
     shall automatically be converted into shares of Common Stock at the then effective Conversion Price as provided in Section 7.a. above, immediately upon the closing of a public offering of the Corporation's Common Stock with aggregate gross proceeds of at least $20,000,000 and a per share price to the public of at least Thirteen Dollars ($13.00), or at the election of the holders of a majority of the outstanding shares of Series 2-A Preferred Stock.

               c.  Mechanics  of  Conversion.  Before  any  holder of Series 2-A
                  -----------------------------
     Preferred Stock shall be entitled to convert the same into shares of Common Stock, such holder shall surrender the certificate or certificates thereof, duly endorsed, at the office of the Corporation or of any transfer agent for such stock, and shall give written notice to the Corporation at such office that it elects to convert the same and shall state therein the number of shares to be converted and the name or names in which it wishes the certificate or certificates for shares of Common Stock to be issued. The Corporation shall, as soon as practicable thereafter, issue and deliver at such office to such holder a certificate or certificates for the number of shares of Common Stock to which such holder shall be entitled. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of surrender of the shares of Series 2-A Preferred Stock to be converted, and the person or persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock on such date.

               d. Conversion  Price  Adjustments.  The Conversion Price shall be
                  -------------------------------
     subject to the following adjustments:

                    (1)  Adjustment  for Stock Splits and  Combinations.  If the
                         ----------------------------------------------
          Corporation at any time or from time to time after the first issuance of Series 2-A Preferred Stock (the "Purchase Date") effects a subdivision of the outstanding Common Stock, by stock split or otherwise, the Conversion Price then in effect immediately before that subdivision shall be proportionately decreased; and, conversely, if the Corporation at any time or from time to time after the Purchase Date combines the outstanding shares of Common Stock, by reverse stock split or otherwise, the Conversion Price then in effect immediately before that combination shall be proportionately increased.

          Any adjustment under this Section d(1) shall become effective at the close of business on the date the subdivision or combination becomes effective.

                    (2) Adjustment for Certain Dividends and  Distributions.  In
                        ---------------------------------------------------
          the event the Corporation at any time or from time to time after the Purchase Date either makes, or fixes a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable in additional shares of Common Stock, then and in each such event the Conversion Price then in effect shall be decreased as of the time of such issuance or, in the event such a record date is fixed, as of the close of business on such record date, by multiplying the Conversion Price then in effect by a fraction (1) the numerator of which is the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance on the close of business on such record date, and (2) the denominator of which shall be (i) the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date plus (ii) the number of shares of Common Stock issuable in payment of such dividend or distribution; provided, however, that if such record date is fixed and such dividend is not fully paid or if such distribution is not fully made on the date fixed therefor, the Conversion Price shall be recomputed accordingly as of the close of business on such record date or date fixed therefor and thereafter the Conversion Price shall be adjusted pursuant to this Section d(2) as of the time of actual payment of such dividend or distribution. For purposes of the foregoing formula, "the total number of shares of Common Stock issued and outstanding" on a particular date shall include shares of Common Stock issuable upon conversion of stock or securities convertible into Common Stock and the exercise of warrants, options or rights for the purchase of Common Stock which are outstanding on such date.

                    (3) Adjustments for Other  Dividends and  Distributions.  In
                        ---------------------------------------------------
          the event the Corporation at any time or from time to time after the Purchase Date makes, or fixes a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable in securities of the Corporation other than shares of Common Stock, then and in each such event, provision shall be made so that each Holder of Series 2-A Preferred Stock shall receive upon conversion thereof, in addition to the number of shares of Common Stock receivable thereupon, the amount of securities of the Corporation which it would have received had the Holder's shares of Series 2-A Preferred Stock been converted into Common Stock as of the date of such event and had it thereafter, during the period from the date of such event to and including the date of exercise, retained such securities receivable by it as aforesaid during such period, subject to all other adjustments called for during such period under this Section 5 with respect to the rights of such Holder.

                    (4) Adjustment for  Recapitalization,  Reclassification,  or
                        ---------------------------------------------------
          Exchange. If the Common Stock issuable upon the conversion of the Series 2-A Preferred Stock is changed into the same or a different number of shares of any class or classes of stock of the Corporation, whether by recapitalization, reclassification or other exchange (other than a subdivision or combination of shares, or a stock dividend or a reorganization, merger, consolidation or sale of assets, provided for elsewhere in this Section d), then and in any such event each Holder of Series 2-A Preferred Stock shall have the right thereafter to convert the Series 2-A Preferred Stock into the kind and amount of stock and other securities and property receivable upon such recapitalization, reclassification or other exchange by holders of the number of shares of Common Stock into which the number of shares of Series 2-A Preferred Stock then by such Holder could be converted immediately prior to such recapitalization, reclassification or other exchange, all subject to further adjustment as provided herein.

                    (5)  Reorganizations,  Mergers,  Consolidations  or Sales of
                        ---------------------------------------------------
          Assets. If at any time or from time to time there is a capital reorganization of the Common Stock (other than a subdivision or combination of shares or a stock dividend or a recapitalization, reclassification or other exchange of shares, provided for elsewhere in this Section d) or a merger or consolidation of the Corporation with or into another corporation, or the sale of all or substantially all of the Corporation's assets to any other person, then, as a part of such capital reorganization, merger, consolidation or sale, provision shall be made so that each Holder of the Series 2-A Preferred Stock shall thereafter be entitled to receive upon conversion of the Series 2-A Preferred Stock the number of shares of stock or other securities or property of the Corporation, or of the successor corporation resulting from such capital reorganization, merger, consolidation or sale, to which a holder of the number of shares of Common Stock deliverable upon such exercise would have been entitled on such capital reorganization, merger, consolidation or sale.

          In any such case, appropriate adjustment shall be made in the application of the provisions of this Section d with respect to the rights of each Holder of Series 2-A Preferred Stock after the capital reorganization, merger, consolidation or sale to the end that the provisions of this Section d (including the number of shares deliverable upon conversion of the Series 2-A Preferred Stock) shall continue to be applicable after that event and shall be as nearly equivalent to the provisions hereof as may be practicable.

                    (6) Sale of Shares Below Conversion Price.
                        -------------------------------------

                         (a) If at any  time or from  time  to  time  after  the
               Purchase Date, the Corporation issues or sells, or is deemed by the express provisions of this Section d(6) to have issued or sold, Additional Shares of Common Stock (as hereinafter defined), other than as a dividend or other distribution on any class of stock as provided in Section d(2) and other than upon a subdivision or combination of shares of Common Stock as provided in Section d(1), for an Effective Price (as hereinafter defined) less than the then existing Conversion Price, then and in each such case the then existing Conversion Price shall be reduced, as of the opening of business on the date of such issue or sale, to a price determined by multiplying that Conversion Price by a fraction the numerator of which shall be (A) the number of shares of Common Stock outstanding at the close of business on the day next preceding the date of such issue or sale, plus (B) the number of shares of Common Stock which the aggregate consideration received (or by the express provisions hereof is deemed to have been received) by the Corporation for the total number of Additional Shares of Common Stock so issued would purchase at such Conversion Price, plus (C) the number of shares of Common Stock underlying Other Securities (as hereinafter defined) and the denominator of which shall be (X) the number of shares of Common Stock outstanding at the close of business on the date of such issue after giving effect to such issue of Additional Shares of Common Stock, plus (Y) the number of shares of Common Stock underlying the Other Securities at the close of business on the date of such issue or sale.

                         (b) For the purpose of making any  adjustment  required
               under this Section d(6), the consideration received by the Corporation for any issue or sale of securities shall (A) to the extent it consists of cash be computed at the amount of cash received by the Corporation, (B) to the extent it consists of property other than cash, be computed at the fair value of that property as determined in accordance with the procedure set forth in Section 4.c. above, and (C) if Additional Shares of Common Stock, Convertible Securities (as hereinafter defined) or rights or options to purchase either Additional Shares of Common Stock or Convertible Securities are issued or sold together with other stock or securities or other assets of the Corporation for a consideration which covers both, be computed as the portion of the consideration so received that may be reasonably determined in good faith by the Board to be allocable to such Additional Shares of Common Stock, Convertible Securities or rights or options under the procedure set forth in Section 4.c. above.

                         (c) For the purpose of the  adjustment  required  under
               this Section d(6), if the Corporation issues or sells any rights or options for the purchase of, or stock or other securities convertible into, Additional Shares of Common Stock (such convertible stock or securities being hereinafter referred to as "Convertible Securities") and if the Effective Price of such Additional Shares of Common Stock is less than the Conversion Price then in effect, then in each case the Corporation shall be deemed to have issued at the time of the issuance of such rights or options or Convertible Securities the maximum number of
               Additional Shares of Common Stock issuable upon exercise or conversion thereof and to have received as consideration for the issuance of such shares an amount equal to the total amount of the consideration, if any, received by the Corporation for the issuance of such rights or options or Convertible Securities, plus, in the case of such rights or options, the minimum amounts of consideration, if any, payable to the Corporation upon the exercise of such rights or options, plus, in the case of Convertible Securities, the minimum amounts of consideration, if any, payable to the Corporation (other than by cancellation of liabilities or obligations evidenced by such Convertible Securities) upon the conversion thereof. No further adjustment of the Conversion Price, adjusted upon the issuance of such rights, options or Convertible Securities, shall be made as a result of the actual issuance of Additional Shares of Common Stock on the exercise of any such rights or options or the conversion of any such Convertible Securities.

               If any such rights or options or the conversion privilege represented by any such Convertible Securities shall expire without having been exercised, the Conversion Price adjusted upon the issuance of such rights, options or Convertible Securities shall be readjusted to the Conversion Price which would have been in effect had an adjustment been made on the basis that the only Additional Shares of Common Stock so issued were the Additional Shares of Common Stock, if any, actually issued or sold on the exercise of such rights or options or rights of conversion of such Convertible Securities, and such Additional Shares of Common Stock, if any, were issued or sold for the consideration actually received by the Corporation upon such exercise, plus the consideration, if any, actually received by the Corporation for the granting of all such rights or options, whether or not exercised, plus the consideration received for issuing or selling the Convertible Securities actually converted, plus the consideration, if any, actually received by the Corporation (other than by cancellation of liabilities or obligations evidenced by such Convertible Securities) on the conversion of such Convertible Securities.

                         (d) "Additional  Shares of Common Stock" shall mean all
               shares of Common Stock issued by the Corporation after the Purchase Date, whether or not subsequently reacquired or retired by the Corporation, other than: (A) shares of Common Stock issued upon conversion of the Series 2-A Preferred Stock or any other options or warrants or convertible securities outstanding or issuable on the Purchase Date; (B) shares of Common Stock issuable or issued to the directors, officers and employees of or consultants to the Corporation; (C) shares of Common Stock issuable or issued as part of an acquisition by the Corporation of all of or certain assets (including technology rights) or shares of another company or entity whether through a purchase, merger, exchange, reorganization or the like; (D) shares of Common Stock issuable or issued pursuant to equipment financing or leasing arrangements; or (E) shares issued in a public offering of the Corporation's securities. The "Effective Price" of Additional Shares of Common Stock shall mean the quotient determined by dividing the total number of Additional Shares of Common Stock issued or sold, or deemed to have been issued or sold by the Corporation under this Section d(6), into the aggregate consideration received, or deemed to have been received by the Corporation for such issue under this Section d(6), for such Additional Shares of Common Stock. "Other Securities" with respect to an issue or sale of Additional Shares of Common Stock shall mean (i) preferred stock, debentures and notes convertible into Common Stock, and (ii) options or warrants to purchase Common Stock at a price that is no greater than 95% of the Effective Price of such issue or sale of Additional Shares of Common Stock.

               The "number of shares of Common Stock underlying Other Securities" on a particular date shall mean the number of shares of Common Stock issuable upon the exercise or conversion, as the case may be, of such Other Securities at the close of business on such date but only to the extent that the holders thereof have the fully vested legal right to exercise or convert such Other Securities on such date and to retain the Common Stock issued upon such exercise or conversion.

                    (7) Upon the occurrence of each adjustment or readjustment of the Conversion Price, the Corporation at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof, and shall prepare and furnish to the holders of the Series 2-A Preferred Stock a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based.

               e.     Notices of  Record Date. In the event of any taking by the
                      -----------------------
     Corporation of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend (other than a cash dividend) or other distribution, any security or right convertible into or entitling the holder thereof to receive or any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right, the Corporation shall mail to each holder of Series 2-A Preferred Stock at least twenty (20) days prior to the date specified therein, a notice specifying the date on which any such record is to be taken for the purpose of such dividend, distribution, security or right, and the amount and character of such dividend, distribution, security or right.

               f. Reservation of Stock Issuable Upon Conversion. The Corporation
                  --------------------------------------------
     shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the shares of the Series 2-A Preferred Stock, such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of the Series 2-A Preferred Stock and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of the Series 2-A Preferred Stock, the Corporation will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose, including, without limitation, engaging in best efforts to obtain the requisite stockholder approval of any necessary amendment to this Articles of Incorporation.

               g. Fractional  Shares.  No fractional  share shall be issued upon
                  -----------------
     the conversion of any share or shares of Series 2-A Preferred Stock. All shares of Common Stock (including fractions thereof) issuable upon conversion of more than one share of Series 2-A Preferred Stock by a holder thereof shall be aggregated for purposes of determining whether the conversion would result in the issuance of any fractional share. If, after the aforemen-tioned aggregation, the conversion would result in the issuance of a fraction of a share of Common Stock, the Corporation shall, in lieu of issuing any fractional share, pay the holder otherwise entitled to such fraction a sum in cash equal to the fair market value of such fraction on the date of conversion (determined as provided in Section 5.c.).

               h. Notices. Any notice required by the provisions of this Section
                  -------
     5 to be given to the holders of shares of Series 2-A Preferred Stock shall be deemed given if deposited in the United States mail, postage prepaid, return receipt requested, and addressed to each holder of record at his address appearing on the books of the Corporation.

          8.   Amendment.
               ----------

          Any term relating to the Series 2-A Preferred Stock may be amended and the observance of any term relating to the Series 2-A Preferred Stock may be waived (either generally or in a particular instance) only with the vote or written consent of holders of a majority of the outstanding shares of the Series 2-A Preferred Stock. Any amendment so effected shall be binding upon the Corporation and any holder of the Series 2-A Preferred Stock.

          9.    Restrictions  and  Limitations.
                -------------------------------

          So long as any shares of Series 2-A Preferred Stock remain outstanding, the Corporation shall not, without the vote or written consent by the holders of a majority of the outstanding shares of Series 2-A Preferred Stock, voting together as a single class:

               a. Increase or decrease (other than by conversion) the total number of authorized shares of Series 2-A Preferred Stock; or

               b. Amend the Articles of Incorporation of the Corporation to change the rights, preferences, privileges or limitations of the Series 2-A Preferred Stock.

          10.     No  Reissuance  of  Series  2-A  Preferred  Stock.
                  --------------------------------------------------

          No share or shares of Series 2-A Preferred Stock acquired by the Corporation by reason of redemption, purchase, conversion or otherwise shall be reissued, and all such shares shall be returned to the status of undesignated shares of Preferred Stock.

          11.     Residual  Rights.
                  -----------------

          Holders of shares of Series 2-A Preferred Stock shall not have any pre-emptive rights. All rights accruing o the outstanding shares of the Company not expressly provided for to the contrary herein shall be vested in the Common Stock.

C.     That the number of shares of Series 2-A Preferred Stock is 2,100,000; and

D.     That  none  of such shares of Series 2-A Preferred Stock has been issued.

     IN WITNESS WHEREOF Vsource, Inc. has caused this certificate to be executed by Robert C. McShirley, its President and Sandford T. Waddell, its Secretary, on the date set forth below.


Dated:  7/27,  2000
        ----

                                             /s/ Robert  C.  McShirley
                                             -----------------------------------
                                             Robert  C.  McShirley,  President


                                             /s/ Sandford  T.  Waddell
                                             -----------------------------------
                                             Sandford  T.  Waddell,  Secretary




STATE  OF        California      )
            ---------------------
                                 )  ss:
COUNTY  OF        Ventura        )
            ---------------------

     On                                   personally  appeared  before  me,  a
       ----------------------------------
Notary Public, Robert C.  McShirley  and  Sandford T. Waddell, who acknowledged
              ----------------------     --------------------
that  they  executed  the  above  instrument.


                                                    /s/ Sylvia Lazaris
                                             -----------------------------------
(SEAL)                                                 Notary  Public

CALIFORNIA  ALL-PURPOSE  ACKNOWLEDGMENT
================================================================================

     State  of  Califormia          }
                                    }  SS
     County  of  Ventura            }

On July 27, 2000, before me, Sylvia Lazaris, Notary personally appeard Robert C.
   -------------             ----------------------                    ---------
McShirley  &  Sandford  T.  Waddell
-----------------------------------

                           [ ] personally  known  to  me
                           [X] proved  to  me  on  the  basis  of  satisfactory
                               evidence

                               to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that they executed the same in their authorizedcapacity(ies), and that by their signature(s) on the instrument the person(s) or entity upon behalf of which the person(s) acted,


    [SEAL]                     WITNESS  my  hand  and  official  seal


                               /s/ Sylvia Lazaris
                               -----------------------------------
                                  signature  of  Notary  Public